Exhibit 99.1

  New Data Supports Talabostat's Ability to Stimulate Key Cytokines Essential to Immunostimulation; Point Therapeutics, Inc. Presents at
  the 2006 AACR International Conference on Molecular Diagnostics in
                    Cancer Therapeutic Development

    BOSTON--(BUSINESS WIRE)--Sept. 14, 2006--Point Therapeutics, Inc. (NASDAQ: POTP) presented yesterday new data further elucidating talabostat's ability to stimulate key cytokines known to play an important role in immunostimulation--the enhancement of the body's natural defenses against cancer. This study was conducted in the laboratory of Dr. Charles Dinarello, a Professor of Medicine at the University of Colorado School of Medicine. The data were presented at the American Association of Cancer Research Annual Meeting (AACR) International Conference on Molecular Diagnostics in Cancer Therapeutic Development in Chicago, IL.
    Talabostat is a new targeted anti-cancer agent believed to work through a novel dual mechanism of action that inhibits select dipeptidyl peptidases (DPPs). DPPs are enzymes that digest proteins found naturally in the body, some of which can regulate tumor growth and immune responses. By inhibiting these select DPPs, talabostat has been shown in preclinical models to cause an increase in IL-1 beta, a cytokine believed to play an important role in the positive regulation of immune responses, which in turn stimulates the production of a variety of cytokines and chemokines that promote the anti-tumor activity of neutrophils, macrophages and T lymphocytes. Talabostat also inhibits fibroblast activation protein (FAP), a DPP located in the tumor stroma, which is the connective tissue supporting tumor growth.
    In this latest study, talabostat was shown to also increase production of IL-1 alpha. IL-1 alpha is a membrane bound cytokine which can stimulate the immune system, helping the body to fight cancer.
    "These results are interesting because they speak to talabostat's ability to stimulate key cytokines that are believed to play an active role in talabostat's anti-tumor activity by upregulating both the innate and acquired immune system," said Dr. Dinarello. "The very nature of talabostat's dual mechanism of action through both immunostimulation and FAP inhibition speaks to its potential versatility as a targeted agent with broad utility in several different cancers," concluded Dinarello. An expert on IL-1, Dr. Dinarello also serves on the Company's Scientific Advisory Board and is a lead author in the study.
    A copy of the poster is available on the Company's Web site, www.pther.com.

    About Point Therapeutics, Inc.:

    Point is a Boston-based biopharmaceutical company developing a portfolio of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. Point is currently studying its lead product candidate, talabostat, in two Phase 3 double blind placebo-controlled trials in non-small cell lung cancer. Point is also studying talabostat in several Phase 2 trials, including as a single-agent in metastatic melanoma, in combination with cisplatin in metastatic melanoma, in combination with rituximab in advanced chronic lymphocytic leukemia, and in combination with gemcitabine in metastatic pancreatic cancer. In addition, Point's portfolio includes two other DPP inhibitors in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements with respect to the company's clinical development programs and the timing of initiation and completion of its clinical trials. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "feels," "expects," "may," "will," "projects," "should," "seeks," "plans," "schedules to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including the risk factors described in Point's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 9, 2006, and from time to time in Point's other reports filed with the Securities and Exchange Commission.

    CONTACT: Point Therapeutics, Inc.
             Sarah Cavanaugh, 617-933-7508